                                                              Exhibit h(5)(F)(i)

             AMENDMENT TO PRIVATE PLACEMENT PARTICIPATION AGREEMENT

          THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado (the "Company"), The GCG Trust (to be renamed ING Investors Trust effective May 1, 2003), a management investment company and business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust") and Directed Services, Inc. a corporation organized under the laws of the State of New York (the "Adviser" and the "Distributor") (collectively, the "Parties").

          WHEREAS, the Parties executed a participation agreement dated May 1, 2001 (the "Participation Agreement"), governing how shares of the Trust's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Company through certain separate accounts (the "Separate Accounts");

          WHEREAS, the various contracts for which shares are purchased are listed in Schedule A of the Participation Agreement;

         NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

              The Participation Agreement is hereby amended by substituting for the current Schedule A an amended Schedule A in the form attached hereto which adds additional Separate Accounts to be funded under the Contracts.

Executed this 27th day of June 2003.


SECURITY LIFE OF DENVER INSURANCE COMPANY    THE GCG TRUST


BY: /s/ Lawrence D. Taylor                   BY: /s/ Michael Roland
    ------------------------------------         ------------------------------
    Lawrence D. Taylor                           Name: MICHAEL ROLAND
    Vice President and Illustration                    ------------------------
    Actuary                                      Title: EXECUTIVE VICE PRESIDENT
                                                        ------------------------


                                             DIRECTED SERVICES, INC.

                                             BY:
                                                -------------------------------
                                                 Name:
                                                       ------------------------
                                                 Title:
                                                       ------------------------

             AMENDMENT TO PRIVATE PLACEMENT PARTICIPATION AGREEMENT

         THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado (the "Company"), The GCG Trust (to be renamed ING Investors Trust effective May 1, 2003), a management investment company and business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust") and Directed Services, Inc. a corporation organized under the laws of the State of New York (the "Adviser" and the "Distributor") (collectively, the "Parties").

         WHEREAS, the Parties executed a participation agreement dated May 1, 2001 (the "Participation Agreement"), governing how shares of the Trust's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Company through certain separate accounts (the "Separate Accounts");

         WHEREAS, the various contracts for which shares are purchased are listed in Schedule A of the Participation Agreement;

         NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

              The Participation Agreement is hereby amended by substituting for the current Schedule A an amended Schedule A in the form attached hereto which adds additional Separate Accounts to be funded under the Contracts.

Executed this _________ day of May 2003.


SECURITY LIFE OF DENVER INSURANCE COMPANY    THE GCG TRUST


BY:                                          BY:
    ------------------------------------         ------------------------------
     Lawrence D. Taylor                          Name:
     Vice President and Illustration                   ------------------------
     Actuary                                     Title:
                                                        ------------------------


                                             DIRECTED SERVICES, INC.


                                             BY: /s/ David L. Jacobson
                                                 ------------------------------
                                                 Name: DAVID L. JACOBSON
                                                       ------------------------
                                                 Title: SVP
                                                        -----------------------

                                   SCHEDULE A
                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                        CONTRACTS AND SEPARATE ACCOUNT(S)

SEPARATE ACCOUNT(S):

     Security Life Separate Account SLDM1
     Security Life Separate Account SLDM2
     Security Life Separate Account SLDM3
     Security Life Separate Account SLDM4
     Security Life Separate Account SLDP1


CONTRACT(S):

     Magnastar Private Placement
     Variable Universal Life

     PeakPlus Private Placement
     Variable Universal Life

     ING Private Market Advantage
     Variable Universal Life